Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

MEADE INSTRUMENTS CORP. APPOINTS DON FINKLE            AS SENIOR
VICE PRESIDENT OF OPERATIONS

IRVINE, Calif. – August 16, 2006— Meade Instruments Corp. (NASDAQ: MEAD), a leading designer and manufacturer of consumer optical products including telescopes, riflescopes, binoculars and accessories for the amateur astronomy and sporting goods markets, today announced its appointment of Don Finkle as Senior Vice President of Operations, effective August 16, 2006. Finkle will be responsible for all aspects of the Company’s manufacturing and supply chain, including materials, purchasing and distribution systems.

Finkle joins Meade with 23 years of experience in operations management, systems planning, product development and engineering for major consumer products and services companies. Most recently, Finkle was president and chief executive officer of Southwest Business Systems, a private integrator of software and hardware operating solutions. Earlier, he was group vice president of R&D and product development for BIC Corporation, a $1.5 billion global manufacturer of high volume consumer packaged goods. Prior to BIC, Finkle was a director of product development and engineering at Avery Dennison Corporation, a $4 billion global manufacturer of consumer goods.

“We are delighted to welcome Don to Meade’s executive team,” said President and CEO Steve Muellner. “Don brings an accomplished track record of systems integration and process enhancements for major consumer brand companies. His former successes in engineering complex business initiatives for global organizations will be indispensable as we execute on our operational and product development strategies at Meade. We believe Don has the right combination of talent, experience and demonstrated results to make an immediate positive contribution.”

“I am pleased to join a company with such a well-established reputation for quality products,” said Don Finkle. “I am eager to get to work with Steve and his team in rationalizing the business processes and driving key strategies for resumed growth and profitability.”

About Meade Instruments Corp.

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer under the Meade®, Simmons®, Weaver®, and Bresser® brand names. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectations. Such statements, including the Company’s resumed growth and profitability, involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the Company’s ability to rationalize its business processes and execute its business initiatives and product development strategies. For additional information, refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent quarterly and annual reports on Forms 10-Q and Form 10-K.

Contact:
Meade Instruments Corp.
Brent Christensen, 949-451-1450
Fax: 949-451-1460

or

The Piacente Group, Inc.
Brandi Piacente, 212-481-2050
brandi@tpg-ir.com